Exhibit 3.3

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SCIENCE KIT, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF CONVERSION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2005, AT 4:34 O’CLOCK P.M.

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2005, AT 4:34 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “SCIENCE KIT, INC.” TO “SCIENCE KIT, LLC”, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2005, AT 2:23 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF JANUARY, A.D. 2006.

CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2005, AT 2:23 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF JANUARY, A.D. 2006.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4085420 8100H	AUTHENTICATION:	5786830

070744024	DATE:	06-25-07

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SCIENCE KIT, LLC”.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4085420 8100H	AUTHENTICATION:	5786830

070744024	DATE:	06-25-07

CERTIFICATE OF CONVERSION
FROM
A NON-DELAWARE CORPORATION
TO
A DELAWARE CORPORATION

Pursuant to Section 265 of the Delaware General Corporation Law (the “DGCL”)

FIRST: Science Kit, Inc., a New York corporation (the “Non-Delaware Corporation”) was first incorporated in the State of New York upon the filing of its original certificate of incorporation by the Department of State of the State of New York on January 21, 1957 and has not changed its jurisdiction.

SECOND: Immediately prior to the filing of this Certificate, the name of the Non-Delaware Corporation as set forth in its certificate of incorporation is Science Kit, Inc.

THIRD: The name of the Delaware corporation to which the Non-Delaware Corporation is converted, as set forth in its certificate of incorporation filed in accordance with Section 265(b) of the DGCL, is Science Kit, Inc.

[Remainder of the page intentionally left blank]

State of Delaware Secretary of State Division of Corporations Delivered 04:33 PM 12/28/2005 FILED 04:34 PM 12/28/2005 SRV 051067811 - 4085420 FILE

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the Non-Delaware Corporation have executed this Certificate on the 28th day of December, 2005.

SCIENCE KIT, INC. a New York Corporation

By:	/s/ Jon Michael Colyer
Name: Jon Michael Colyer
Title: Chief Executive Officer

(Signature Page to Certificate of Conversion)

CERTIFICATE OF INCORPORATION

OF

SCIENCE KIT, INC.

FIRST: The name of the Corporation is Science Kit, Inc.

SECOND: The Corporation’s registered office in the State of Delaware is at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, without par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Jon Michael Colyer
777 East Park Drive
Tonawanda, New York 14150

[Remainder of the page intentionally left blank]

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:33 PM 12/28/2005
FILED 04:34 PM 12/28/2005
SRV 051067811 - 4085420 FILE

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of December, 2005.

/s/ Jon Michael Colyer
Jon Michael Colyer

(Signature Page to Certificate of Incorporation)

CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
OF
SCIENCE KIT, INC.
TO
SCIENCE KIT, LLC

This Certificate of Conversion to Limited Liability Company, dated as of December 29, 2005, has been duly executed and is being filed by Science Kit, Inc., a Delaware corporation (the “Corporation”), and the undersigned, as an authorized person, to convert the Corporation to a Delaware limited liability company, under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.) (the “DGCL”).

1.         The Corporation was first incorporated in the State of New York upon the filing of its original certificate of incorporation by the Department of State of the State of New York on January 21, 1957, and the jurisdiction immediately prior to the filing of this Certificate is Delaware due to a conversion of the Corporation from a New York corporation to a Delaware corporation immediately prior to the filing of this Certificate.

2.         The name of the Corporation immediately prior to the filing of this Certificate is Science Kit, Inc.

3.         The name of the Delaware limited liability company into which the Corporation shall be converted as set forth in its Certificate of Formation is Science Kit, LLC.

4.         The effective date of the conversion of the Corporation to the Delaware limited liability company is January 1, 2006.

[Remainder of the page intentionally left blank]

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:22 PM 12/29/2005
FILED 02:23 PM 12/29/2005
SRV 051072075 - 4085420 FILE

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first-above written.

Jon Michael Colyer, as Authorized Person

By:	/s/ Jon Michael Colyer

(Signature Page to Certificate of Conversion to LLC)

CERTIFICATE OF FORMATION
OF
SCIENCE KIT, LLC

This Certificate of Formation of Science Kit, LLC (the “Company”), dated as of December 29, 2005, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company is Science Kit, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

This Ceritificate of Formation shall be effective on January 1, 2006.

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:22 PM 12/29/2005
FILED 02:23 PM 12/29/2005
SRV 051072075 - 4085420 FILE

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Jon Michael Colyer
	Name:	Jon Michael Colyer
	Title:	Authorized Person

(Signature Page to Certificate of Formation)